As filed with the Securities and Exchange Commission on October 18, 2004

                                                     Registration No. 333-104070
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ALVARION LTD.
             (Exact name of registrant as specified in its charter)

                Israel                                        N/A
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)

                               21A Habarzel Street
                             Tel Aviv 69710, Israel
                                 972-3-645-6262
               (Address of principal executive offices) (Zip Code)

                                  ALVARION LTD.
               AMENDED AND RESTATED 2002 GLOBAL SHARE OPTION PLAN
                            (Full title of the Plan)

                                  Zvi Slonimsky
                                  Alvarion Inc.
                                5858 Edison Place
                           Carlsbad, California 92008
                     (Name and address of agent for service)
                                 (760) 517-3100
          (Telephone number, including area code, of agent for service)
                                  ------------
  Copies of all communications, including all communications sent to the agent for service, should be sent to:

--------------------------------------------------------------------------------
         Ernest Wechsler, Esq.                     Sharon A. Amir, Adv.
  Kramer Levin Naftalis & Frankel LLP            Naschitz, Brandes & Co.
            919 Third Avenue                         5 Tuval Street
        New York, New York 10022                 Tel-Aviv 67897, Israel
           Tel: 212-715-9211                       Tel: 972-3-623-5000
           Fax: 212-715-8086                       Fax: 972-3-623-5005

--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
==============================================================================================
                                 Amount       Proposed Maximum
          Title of               to be           Offering       Proposed Maximum    Amount of
      Securities to be         Registered         Price        Aggregate Offering  Registration
         Registered              (1)(2)        Per Share (3)       Price (3)           Fee
==============================================================================================

Ordinary  shares,  par value    4,000,000
NIS 0.01 per share            ordinary shares     $13.43           $53,720,000      $6,806.32
==============================================================================================

(1) 4,000,000 Ordinary Shares to be registered under the Alvarion Ltd. Amended and Restated 2002 Global Share Option Plan.

(2) This Registration Statement shall also cover any additional ordinary which become issuable under the Alvarion Ltd. Amended and Restated 2002 Global Share Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares of Alvarion Ltd.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per ordinary share of Alvarion Ltd. on October 15, 2004 as reported on the Nasdaq National Market.

      On March 27, 2003, Alvarion Ltd. (the "Registrant") filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (File No. 333-104070) relating to 8,500,000 ordinary shares of the Registrant to be offered and sold under the Plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference. This amendment registers an additional 4,000,000 ordinary shares of the Registrant which may be issued pursuant to the Registrant's the 2002 Global Share Option Plan as amended (effective 28 April, 2004).


                                     PART II

               Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

            The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

            (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed with the SEC on June 29, 2004;

            (b) All other reports filed with or furnished to the SEC by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2004; and

            (c) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement No. 000-30628 on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 17, 2000.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in to this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.     Exhibits
            --------

Exhibit Number  Exhibit
--------------  --------

   4            Reference is made to Registrant's Registration Statement No.
                000-30628 on Form 8-A, together with amendments and exhibits thereto, which are incorporated herein by reference pursuant to
                Item 3(c) of this Registration Statement.

   5            Opinion of Naschitz, Brandes & Co.*

   23.1 Consent of Kost, Forer, Gabbay & Kasierer, A Member of Ernst & Young Global.*

   23.2 Consent of Naschitz, Brandes & Co. (contained in their opinion constituting Exhibit 5).*

   24           Power of Attorney (included in signature page).*

   99           2002 Global Share Option Plan, as amended (effective 28 April,
                2004).*

-----------------------
* Filed herewith.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 18 day of October, 2004.


                                          ALVARION LTD.


                                          By: /s/ Dafna Gruber
                                             ------------------------------
                                              Dafna Gruber
                                              Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                              Date
---------                        -----                              ----

*______________________          Chairman of the Board
Anthony Maher                    of Directors                   October 18, 2004


*______________________          Chief Executive Officer        October 18, 2004
Zvi Slonimsky                    and Director (Principal
                                 Executive Officer)

/s/ Dafna Gruber                 Chief Financial Officer        October 18, 2004
------------------------         (Principal Financial and
Dafna Gruber                     Accounting Officer)

*_______________________         Vice Chairman of the Board     October 18, 2004
Meir Barel                       of Directors

*_______________________         Director                       October 18, 2004
Raphael Amit

*_______________________         Director                       October 18, 2004
Orna Berry

*_______________________         Director                       October 18, 2004
Oded Eran

*_______________________         Director                       October 18, 2004
Robin Hacke

*_______________________         Director                       October 18, 2004
Benny Hanigal

*_______________________         Director                       October 18, 2004
David Kettler

*_______________________         Director                       October 18, 2004
Amnon Yacoby

*By: /s/ Dafna Gruber
    ------------------------------
   Dafna Gruber, Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ___________________________________________

                                    EXHIBITS
                                       TO
                            REGISTRATION STATEMENT ON
                                    FORM S-8
                                    UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
                   ___________________________________________

                                  ALVARION LTD.


EXHIBIT INDEX
-------------

Exhibit Number   Exhibit
--------------   --------

   4             Reference is made to Registrant's Registration Statement No.
                 000-30628 on Form 8-A, together with amendments and exhibits thereto, which are incorporated herein by reference pursuant to
                 Items 3(c) of this Registration Statement.
   5             Opinion of Naschitz, Brandes & Co.*
   23.1          Consent of Kost, Forer & Gabbay.*
   23.2          Consent of Naschitz, Brandes & Co. (contained in their opinion constituting Exhibit 5).*
   24            Power of Attorney (included in signature page).*
   99            The 2002 Global Share Option Plan, as amended (effective April,
                 2004).*

----------------------
* Filed herewith.